UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018

ELLIE MAE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35140 (Commission File Number)	94-3288780 (IRS Employer Identification Number)

4420 Rosewood Drive, Suite 500

Pleasanton, California 94588

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (925) 227-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On May 31, 2018, Ellie Mae, Inc. (the “Company”) announced that Matthew LaVay, Executive Vice President and Chief Financial Officer of the Company, will be leaving the Company effective June 15, 2018 (the “Separation Date”).  Mr. LaVay’s departure is not the result of any disagreement with the Company regarding any financial, accounting or other matters.  An executive search process has commenced for Mr. LaVay’s successor.

In connection with Mr. LaVay’s departure, the Company and Mr. LaVay plan to enter into a separation agreement (the “Agreement”).  Under the terms of the Agreement, and provided Mr. LaVay does not revoke his acceptance of the terms of the Agreement, Mr. LaVay will receive (i) a lump sum severance payment of six months of his base salary; and (ii) payment of COBRA premiums to continue health insurance coverage for six months following the Separation Date.  Under the Agreement, Mr. LaVay will agree to a customary release of any and all claims.

(c)

While the Company’s search for a permanent Chief Financial Officer is ongoing, the Company’s Board of Directors has appointed Popi Heron, age 52, the Company’s Vice President and Corporate Controller, as the Company’s interim Chief Financial Officer effective June 15, 2018.  In this role, Ms. Heron will serve as the Company’s interim principal financial officer and interim principal accounting officer.  Ms. Heron has served as the Company’s Vice President, Corporate Controller since May 2016 and, prior to joining the Company, served as the Corporate Controller and Senior Director, Finance of GoPro, Inc. from November 2011 to May 2016 where she was responsible for accounting operations and financial reporting. Ms. Heron holds a Bachelor of Science degree in Business Administration, Accounting from California Polytechnic State University, San Luis Obispo and is a Certified Public Accountant in the State of California.

In connection with her appointment as interim Chief Financial Officer, Ms. Heron will receive a special award of restricted stock units (the “Award”) with a grant date fair market value of $200,000. The Award will have a vesting commencement date of May 15, 2018 and will vest over four years in four annual installments.

The Company also plans to enter into its standard form of indemnification agreement with Ms. Heron, a copy of which is filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1 that was filed with the Securities and Exchange Commission on August 5, 2010.

There are no family relationships between Ms. Heron and any of the Company’s directors or executive officers and there are no arrangements or understanding between her and any other persons pursuant to which she was selected as an officer.  There are no related party transactions between Ms. Heron and the Company.

Item 7.01 Regulation FD Disclosure.

On May 31, 2018, the Company issued a press release regarding the Chief Financial Officer transition and announced that there is no change to the Company’s financial guidance for the second quarter and full year

2018 which it first provided when it reported its first quarter earnings on April 26, 2018.  The press release is furnished herewith as Exhibit 99.1

The information set forth under Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated May 31, 2018, issued by Ellie Mae, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2018	ELLIE MAE, INC.

	By:	/s/ Brian Brown
	Name:	Brian Brown
	Title:	EVP & General Counsel